SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): April 13, 2001


                            GROUP LONG DISTANCE, INC.
                      -------------------------------------
               (Exact name of Registrant as Specified in Charter)



          Florida                         0-21913              65-0213198
          -------                         -------              ----------
   (State or other jurisdiction         (Commission          (IRS Employer
    of organization)                     File Number)        Identification No.)



      400 E. Atlantic Boulevard, First Floor, Pompano Beach, Florida 33060
    -------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (954) 788-7871

Item 1.  Change in Control of Registrant

     On April 13, 2001, Barbara Conrad, Prehn, L.P. and Wachtell, L.P. (collectively, "the Shareholders") acquired 7,800,000 shares of common stock of the Registrant, constituting approximately 69% of the issued and outstanding shares of common stock of the Registrant. In addition, the Registrant anticipates issuing an additional 2,200,000 shares of its common stock to the Shareholders. See "Item 2. Acquisition or Disposition of Assets," below.


Item 2.  Acquisition or Disposition of Assets

         On April 13, 2001, the Registrant completed its previously announced acquisition of all of the outstanding securities of HomeAccess MicroWeb, Inc. ("HomeAccess"), a subsidiary of Quentra Networks, Inc. A Form 8-K with regard to this acquisition had previously been filed with the Securities and Exchange Commission on February 1, 2001.

         In connection with the acquisition, the Registrant delivered cash in the amount of $100,000 and 200,000 shares of a new Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $20 per share, does not pay any dividends or have any voting rights, and can be converted into shares of the Registrant's common stock on the basis of one share of Series A Preferred Stock for ten shares of common stock.

         Separately, on April 13, 2001, the Registrant acquired from the Shareholders 80% of the outstanding shares of common stock of HA Technology, Inc. in exchange for 7,800,000 shares of common stock of the Registrant. HA Technology holds a license to market and distribute HomeAccess (TM) technology in certain geographic areas.

         Simultaneously with the acquisition, the Registrant entered into an agreement pursuant to which it agreed to acquire the remaining 20% of the outstanding shares of common stock of HA Technology, Inc. in exchange for 2,200,000 shares of common stock of the Registrant. The acquisition by the Registrant of the remaining 20% of the outstanding shares of common stock of HA Technology, Inc. is subject to certain conditions, including an increase in the number of authorized shares of common stock of the Registrant.

         As a result of the acquisition, the Shareholders now hold a majority of the outstanding shares of Common Stock of the Registrant, and a "change in control" of the Registrant has occurred. Jerry Conrad, the husband of Barbara Conrad, has been named the Chairman of the Board and Chief Executive Officer of the Registrant, Glenn Koach remains as the President and Chief Operating Officer of the Registrant and Peter Wachtell has been named as a member of the Board of Directors of the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired

                  Information required by this paragraph shall be filed by an amendment to this report not later than sixty days after the date hereof.

         (b)      Pro Forma Financial Information

                  Information required by this paragraph shall be filed by an amendment to this report not later than sixty days after the date hereof.

         (c)      Exhibits

                  10.51 Registration Rights Agreement dated April 13, 2001 by and between Group Long Distance, Inc. and Quentra Networks, Inc.

                  10.52 Exchange Agreement dated April 13, 2001 by and between Group Long Distance, Inc. and Barbara Conrad

                  10.53 Second Exchange Agreement dated April 13, 2001 by and between Group Long Distance, Inc. and Barbara Conrad

                  10.54 Registration Rights Agreement dated April 13, 2001 by and between Group Long Distance, Inc. and Barbara Conrad

                  10.55 Employment Agreement dated April 13, 2001 by and between Group Long Distance, Inc. and Jerry Conrad

                  10.56 Employment Agreement dated April 13, 2001 by and between Group Long Distance, Inc. and Glenn S. Koach

                  10.57 Warrant to Purchase 250,000 shares of Common Stock dated April 13, 2001 issued by Group Long Distance, Inc. to Jerry Conrad

                  10.58 Warrant to Purchase 250,000 shares of Common Stock dated April 13, 2001 issued by Group Long Distance, Inc. to Glenn S. Koach

                  10.59 Warrant to Purchase 200,000 shares of Common Stock dated April 13, 2001 issued by Group Long Distance, Inc. to Quentra Networks, Inc.

                  10.60    Press Release issued by the Company dated April 16,
                           2001.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            GROUP LONG DISTANCE, INC.
                                            (Registrant)


                                            By: /s/ Glenn S. Koach
                                            --------------------------
                                            Glenn S. Koach
                                            President and COO